Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-116891) of Multi-Fineline Electronix, Inc. of our report dated November 22, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

Pricewaterhouse Coopers LLP

Orange County, California

December 2, 2004